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                                                                    EXHIBIT 23.5

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Johnson & Johnson of our report dated March 17, 2000, with respect to certain financial statements of LXN Corporation, which appears in the Current Report on Form 8-K/A of Inverness Medical Technology, Inc. dated March 28, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

San Diego, CA

September 24, 2001